UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

_____________________

FORM 10-A

Amendment Number 1

_____________________

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

BIM HOMES, INC.

(Exact name of registrant as specified in its charter)

            Delaware                                                                                                         47-4184146

_______________________________                                                                ___________________

(State or other jurisdiction of                                                                                    (I.R.S. Employer

 incorporation or organization)                                                                                  Identification No.)

  3136 Mission Gorge Road, Suite 111

  San Diego, California

                          92120

________________________________________                                                          __________

(Address of principal executive offices)                                                                              (Zip code)

Registrant’s telephone number, including area code:  (858) 459-1133

Copies to:

Daniel C. Masters, Esq.

P. O. Box 66

La Jolla, CA 92038

(858) 459-1133 - Tel

(858) 459-1103 - Fax

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock – $0.0001 Par Value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company.

Large accelerated filer [_]

Accelerated filer [_]

Non-accelerated filer [_]

Smaller reporting company [X]

ITEM 1.       DESCRIPTION OF BUSINESS

Background of the Issuer and Its Predecessor

BIM Homes, Inc. (“the Company” or “the Issuer”) was organized under the laws of the State of Delaware on March 6, 2014 as part of the implementation of the Chapter 11 plan of reorganization of Pacific Shores Development, Inc. (“PSD”).

PSD was incorporated in the State of California in 2002 and was formed to acquire, hold and develop real estate. Its operations included acquiring and managing rental properties, acquiring and remodeling or rehabilitating properties for resale, and acquiring apartment buildings and converting the units to condominiums. In 2005 PSD established BIM Homes LLC as a wholly owned subsidiary to build and sell low cost single family homes on in-fill lot sites. The real estate crash and the recession of 2008 made it impossible for PSD and for BIM Homes LLC to obtain the financing needed to carry on its projects.

PSD filed for Chapter 11 Bankruptcy protection in 2010 in the U.S. Bankruptcy Court for the Southern District of California. PSD’s plan of reorganization was confirmed by the Court on August 19, 2011. This plan of reorganization provided, among other things, for the incorporation of the Issuer and required the Issuer to issue 580,000 shares of its common stock and distribute these to PSD’s general unsecured creditors and to its administrative creditors. The shares were distributed pursuant to section 1145 of the U.S. Bankruptcy Code. As stated in the court ordered Plan of Reorganization, these shares were issued “to enhance the distribution to creditors” and enhance their opportunity to recover the losses they sustained in the PSD bankruptcy. The Plan of Reorganization also stated that efforts should be made to have shares of each of the Subsidiaries publicly traded on the Over-The-Counter market in order to provide an opportunity for liquidity to these Creditors. The present filing is a result of this commitment.

Description of Current Business

The Company’s two officers and directors (there are no plans for additional officers or directors) have determined that the Company lacks the resources to re-enter the real estate development business. Therefore, the Company’s two officers and directors have determined to seek a merger or an acquisition with a larger, better capitalized entity which will accomplish the plan as ordered by the Court: “to enhance the distribution to creditors” and bring greater value to our shareholders. Therefore, as of the date hereof, the Company can be defined as a "shell" company, an entity which is generally described as having no or nominal operations and with no or nominal assets. As a shell company, our purpose at this time, described more fully below, is to negotiate a business agreement or combination with a larger entity which will bring greater value to our shareholders. As of the date hereof, we have not identified any potential merger or acquisition partner.

The Company’s two officers and directors believe that a potential merger or acquisition target will be a business which seeks the benefits of our shareholder base or status as a reporting issuer. The Company’s two officers and directors will not restrict its search to any specific industry or geographic location. The Company’s two officers and directors anticipate that the Company may be able to participate in only one potential business venture because a business partner might require exclusivity. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

        We may seek a business opportunity with entities which have recently commenced operations, or which wish to expand into new products or markets, to develop a new product, or to utilize the public marketplace in order to raise additional capital. This discussion of the proposed business is purposefully general and is not meant to be restrictive of our discretion to search for and enter into potential business opportunities.

        We anticipate that the selection of a business opportunity in which to participate will be complex and extremely risky due to general economic conditions, rapid changes in the business environment, and shortages of available capital. The Company’s two officers and directors believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act, but this is by no means certain.

        It is our present intent to continue to comply with all of the reporting requirements under the 1934 Act. The Company’s two officers and directors, Daniel Masters and Howard Behling, have agreed to provide the necessary funds, without interest, for the Company to comply with the 1934 Act reporting requirements, provided that they are officers and directors of the Company when the obligation is incurred. These officers have not, as of the date hereof, set a maximum dollar amount that they are willing to provide to the Company.

        It is anticipated that we will incur nominal expenses in the implementation of the business plan described herein. Because we have no capital with which to pay these anticipated expenses, the Company’s two officers and directors will pay these charges with their personal funds, as interest free loans to the Company or as capital contributions. However, if loans, the only opportunity which the two officers and directors have for repayment of these loans will be from a prospective merger or acquisition candidate.

Acquisition of Opportunities

       The two officers and directors of the Company will seek out business combination opportunities through their personal business contacts. Our President regularly attends meetings of the National Investment Banking Association, the Southern California Investment Association, the San Diego Venture Group, the Los Angeles Venture Association, and similar groups where businesses seeking to expand and investors and related professionals (e.g. consultants, accountants, and attorneys) meet in hopes of working together. The two officers and directors of the Company will not be limited in their search to these groups but believe that these groups will provide a networking platform from which to seek business combination opportunities.

In implementing a structure for a particular business venture, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. On the consummation of an agreement, it is probable that the present two officers and directors and the present shareholders of the Company will no longer be in control of the Company. In addition, and especially if there is a business combination, our two directors may, as part of the terms of the acquisition or merger, resign and be replaced by new directors without a vote of our shareholders or may sell their stock in the Company. It is anticipated that any securities issued by our Company in any such reorganization would be issued in reliance upon an exemption from registration under applicable federal and state securities laws.

        We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of verifying revenue and bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

 It is our present intent that we will not submit a potential merger, acquisition, or similar reorganization to our shareholders for approval. We are incorporated under the laws of Delaware and Delaware’s General Corporation Law, Section 228, provides that “…any action required by this chapter to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted…” Delaware’s General Corporation Law, Section 228, also provides that “Prompt notice of the taking of the corporate action without a meeting… shall be given to those stockholders or members who have not consented in writing…”

Our President, Daniel Masters, owns 77.5% of our issued and outstanding shares of stock; thus his written consent to a potential merger or acquisition constitutes more than the minimum number of votes necessary to authorize such a reorganization under Delaware law. Prompt notice of any such action will be filed with the Securities and Exchange Commission on Form 8-K and also on Forms PREM14C and DEFM14C and copies of these filings will be sent by first class mail, postage pre-paid, to each of our shareholders.

        Our present intent is that we will not enter into a business combination agreement with an entity which cannot provide independent audited financial statements at the time of closing of the proposed transaction and supply other information that is normally disclosed in filings with the Securities and Exchange Commission. We are subject to all of the reporting requirements included in the 1934 Act. These rules are intended to protect investors by deterring fraud and abuse in the securities markets through the use of shell companies. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K. In addition, in the filing of the Form 8-K that we file to report an event that causes us to cease being a shell company, we are required to include that information that is normally reported by a company in its original Form 10.

We do not intend to hire an investment banker, a business broker, or a similar professional specializing in business acquisitions. Once a potential acquisition has been identified we do intend to hire an attorney experienced in business acquisitions to prepare or review the merger or acquisition agreements and documents. Because we have no capital with which to pay legal fees our President, Daniel Masters, has agreed to pay these fees with personal funds, as an interest free loan to the Company or as a capital contribution. However, this is a voluntary agreement; Mr. Masters is not contractually obligated to pay this expense.

Accounting in the Event of a Business Combination

        Future business combinations will be recorded in accordance with the FASB Accounting Standards Codification 805 (ASC 805).

We have been informed that most business combinations will be accounted for as a reverse acquisition with us being the surviving registrant. As a result of any business combination, if the acquired entity's shareholders will exercise control over us, the transaction will be deemed to be a capital transaction where we are treated as a non-business entity. Therefore, the accounting for the business combination is identical to that resulting from a reverse merger, except no goodwill or other intangible assets will be recorded. For accounting purposes, the acquired entity will be treated as the accounting acquirer and, accordingly, will be presented as the continuing entity.

Reporting Issuer Status

The Company chose to become a reporting company on a voluntary basis because one attraction of the Company as a merger partner or acquisition vehicle will be its status as a public company. In addition, we became a reporting company to enhance investor protection and to provide information if a trading market commences.

Based upon our proposed future business activities, it is possible that we may be deemed a "blank check" company (see “Risk Factors”). The Securities and Exchange Commission definition of such a company is a development stage company that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and is issuing "penny stock."

A "penny stock" security is any equity security other than a security (i) that is a reported security (ii) that is issued by an investment company (iii) that is a put or call issued by the Option Clearing Corporation (iv) that has a price of $5.00 or more (except for purposes of Rule 419 of the Securities Act of 1933, as amended) (v) that is registered on a national securities exchange (vi) that is authorized for quotation on the NASDAQ Stock Market, unless other provisions of the defining rule are not satisfied, or (vii) that is issued by an issuer with (a) net tangible assets in excess of $2,000,000, if in continuous operation for more than three years or $5,000,000 if in operation for less than three years or (b) average revenue of at least $6,000,000 for the last three years.

Our stock will likely be deemed a “penny stock.”

ITEM 1A.      RISK FACTORS

Our business is subject to numerous risk factors, including the following:

1.   We have no operating history and no revenues or earnings from operations.

We have no assets. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in us incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business entity. There is no assurance that we can identify such a business entity and consummate such an agreement or combination.

2.   We may not be able to continue to operate as a going concern.

Our auditor has expressed the opinion that we may not be able to continue as a going concern. His opinion letter and the notation in the financial statements indicate that we do not have revenues, cash reserves, or other material assets and that we are relying on advances from stockholders, officers and directors to meet our limited operating expenses. We may become insolvent if we are unable to pay our debts in the ordinary course of business as they become due.

3.   Our proposed plan of operation is speculative.

         The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the business opportunity which we identify, if any is identified. While our two officers and directors intend to seek business agreement(s) or combination(s) with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business agreement or combination, of which there can be no assurance, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

4.   We face intense competition for business combination opportunities.

We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms and investment banks, are active in mergers and acquisitions of companies that may be our desirable target candidates. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies.

5.   We have no agreements for a business combination or licensing transaction and have established no standards for such transactions.

We have no arrangement, agreement or understanding with respect to entering into an agreement or engaging in a merger with, joint venture with or acquisition of, a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business transaction. Our two officers and directors have not identified any particular business for our evaluation. There is no assurance that we will be able to negotiate a business combination on terms favorable to us. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business transaction in any form with such business opportunity. Accordingly, we may enter into a business agreement or a business combination with a business having no significant operating history, losses, limited potential or no potential for earnings, limited assets, negative net worth or other negative characteristics.

6.   Our success is dependent on our two officers and directors who have other full time employment, have limited experience, and will only devote limited time (part time) to working for the Company, all of which makes our future even more uncertain.

Daniel Masters is the President and a Director of the Issuer, and Howard Behling is the Secretary, Treasurer and a Director of the Issuer.  These are the only offices and directors of the Company. Both Mr. Masters and Mr. Behling will serve without pay while maintaining other employment. As of the date hereof, each is devoting no more than one hour per week to the affairs of the Company, however, both expect to spend approximately five hours per week on the affairs of the Company and the search for a suitable merger or acquisition partner after the effectiveness of this registration statement.  Notwithstanding the limited availability of our two officers, loss of the services of either officer would adversely affect development of our business and its likelihood of continuing in operation.

7.   Our two officers and directors have limited experience in mergers and acquisitions, which makes our ability to complete a successful merger or acquisition more uncertain.

Although both our President, Daniel Masters, and our Secretary/Treasurer, Howard Behling, have experience in business reorganizations, both have limited direct experience in negotiating mergers and acquisitions.  This lack of experience makes our ability to complete a successful merger or acquisition more uncertain.

8.   Our two officers and directors may have a conflict of interest in selecting a merger or acquisition target because of loans they may make to our Company.

As noted above, the Company’s two officers and directors have agreed that they will pay the Company’s anticipated operating expenses with their personal funds, making interest free loans to the Company or capital contributions. If they make interest free loans to the Company, the only opportunity they will have for repayment of these loans will be from a prospective merger or acquisition candidate. This may result in a conflict of interest in selecting a merger candidate as the officers may prefer a candidate which will repay their loans over one which will not.

9.   The reporting requirements under federal securities law may delay or prevent us from making certain acquisitions.

Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, (the "1934 Act"), require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

In addition to the audited financial statements, in the filing of the Form 8-K that we file to report an event that causes us to cease being a shell company, we will be required to include that information that is normally reported by a company in a Form 10. The time and additional costs that may be incurred by some target entities to prepare and disclose such information may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company.

10.  An acquisition could create a situation wherein we would be required to register under The Investment Company Act of 1940 and thus be required to incur substantial additional costs and expenses.

Although we will be subject to regulation under the 1934 Act, our two officers and directors believe the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in a business combination that results in us holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to the status of our Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject us to material adverse consequences.

11.  A merger, acquisition, or similar agreement would most likely be exclusive,

     resulting in a lack of diversification.

Our two officers and directors anticipate that the Company may be able to participate in only one potential business venture because a business partner might require exclusivity. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

12.   Our two officers/directors most likely will not remain after we complete a business combination or will have little power to influence the direction of business development.

A business combination will, in all likelihood, result in management of the acquired business determining the timing and funding of our development. Our two officers and directors will have little to do except monitor business activity, if they remain in management at all. A business combination involving the issuance of our Common Stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in us. Any such business combination may require our two officers and directors to sell or transfer all or a portion of the Company's Common Stock held by them, and/or resign as members of the Board of Directors. The resulting change in our control could result in removal of one or both present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

13.   If we do any business combination, each shareholder will most likely hold a substantially lesser percentage ownership in the Company.

If we enter a business combination with a private concern, that, in all likelihood, would result in the Company issuing securities to shareholders of any such private company. The issuance of our previously authorized and unissued stock would result in reduction in percentage of shares owned by our present and prospective shareholders and may result in a change in our control or in our management.

14.  As a shell company, we face substantial additional adverse business and legal consequences if we enter a business combination.

We may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, conditions and restrictions imposed by underwriters, and the costs to comply with various state (“Blue Sky”) securities laws.

On June 29, 2005, the Securities and Exchange Commission adopted final rules amending the Form S-8 and the Form 8-K for shell companies like us. The amendments expand the definition of a shell company to be broader than a company with no or nominal operations/assets or assets consisting of cash and cash equivalents. The amendments prohibit the use of a Form S-8 (a form used by a corporation to register securities issued to an employee, director, officer, consultant or advisor), under certain circumstances, and revise the Form 8-K to require a shell company to include current Form 10 information, including audited financial statements, in the filing on Form 8-K that the shell company files to report the acquisition of the business opportunity. This initial filing must be made within four days of the acquisition and the Form 8-K filing may be reviewed by the Securities and Exchange Commission. The prospects of certain disclosures, or the lack of the ability to issue securities using a Form S-8, or the requirement of audited financial statements, or the unwillingness to assume the significant costs of compliance, may make an otherwise appropriate acquisition target unwilling to enter a business combination with us.

15.  The requirement of audited financial statements may disqualify some business opportunities seeking a business combination with us.

Our two officers and directors believe that any potential business combination opportunity must provide audited financial statements for review, for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.

16.  One of our officers is also our principal shareholder and he will be able to approve all corporate actions without shareholder consent and will control our Company.

Our principal shareholder, Daniel Masters, currently owns approximately 77.5% of our Common Stock. Because of this, he will have the controlling vote in all matters requiring approval by our shareholders, but not requiring the approval of the minority shareholders. In addition, he is now the Company’s President and one of its two officers and directors. Because he is the majority shareholder, he will be able to elect all of the members of our board of directors, allowing him to exercise significant control of our affairs and management. In addition, he may transact corporate business requiring shareholder approval, including approval of the acquisition of, or merger with, an operating company, by written consent, without soliciting the votes of other shareholders.

17.  Our Common Stock may never be publicly traded and holders may have no ability to sell their shares.

There is no established public trading market for our shares of Common Stock, and there is no assurance that our Common Stock will be accepted for listing on the OTC market or in any other trading system in the future.

There can be no assurance that a market for our Common Stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our Common Stock you may be unable to sell the shares. Accordingly, you should be able to bear the financial risk of losing your entire investment.

Only market makers can apply to quote securities. A market maker who desires to initiate quotations in the OTC market system must complete an application (Form 211) (unless an exemption is applicable) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the Financial Industry Regulatory Authority ("Finra") Bylaws. The OTC Pink market will not charge us a fee for being quoted on the service. Finra rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC market or any similar medium. Finra will review the market maker's application (unless an exemption is applicable). If cleared, it cannot be assumed by any investor that any federal, state or self-regulatory requirements other than certain Finra rules and Rule 15c2-11 have been considered by Finra. Furthermore, the clearance should not be construed by any investor as indicating that Finra, the Securities and Exchange Commission, or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

The OTC Pink market is a market maker or dealer-driven system offering quotation and trading reporting capabilities - a regulated quotation service - that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC Pink securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Pink securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

18.  If our Common Stock does not meet blue sky resale requirements, certain shareholders may be unable to resell our Common Stock.

The resale of Common Stock must meet the blue sky resale requirements in the states in which the proposed purchasers reside. If we are unable to qualify the Common Stock and there is no exemption from qualification in certain states, the holders of the Common Stock or the purchasers of the Common Stock may be unable to sell them.

19.  Our shareholders may face significant restrictions on the resale of our

     Common Stock due to state "blue sky" laws or if we are determined to be a

     "blank check" company.

There are state regulations that may adversely affect the transferability of our Common Stock. We have not registered our Common Stock for resale under the securities or "blue sky" laws of any state. We may seek qualification or advise our shareholders of the availability of an exemption. We are under no obligation to register or qualify our Common Stock in any state or to advise the shareholders of any exemptions.

Current shareholders, and persons who desire to purchase the Common Stock in any trading market that may develop in the future, should be aware that there might be significant state restrictions upon the ability of new investors to purchase the Common Stock.

Blue sky laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by "blank check" companies or in "blind-pool" offerings, or if such securities represent "cheap stock" previously issued to promoters or others. Our majority shareholder, because he received stock at a price of $.0001 for each share, may be deemed to hold "cheap stock." These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

        (a) Not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;

        (b) Not eligible for the transaction exemption from registration for non-issuer transactions by a registered broker-dealer;

        (c) Not eligible for registration under the simplified small corporate offering registration (SCOR) form available in many states;

        (d) Not eligible for the "solicitations of interest" exception to securities registration requirements available in many states;

        (e) Not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

        Virtually all 50 states have adopted one or more of these limitations, or other limitations or restrictions affecting the sale or resale of stock of blank check companies or securities sold in "blind pool" offerings or "cheap stock" issued to promoters or others. Specific limitations on such offerings have been adopted in:

                  Alaska

Nevada

Tennessee

                  Arkansas

New Mexico

Texas

                  California

Ohio

Utah

                  Delaware

Oklahoma

Vermont

                  Florida

Oregon

Washington

                  Georgia

Pennsylvania

                  Idaho

Rhode Island

                  Indiana

South Carolina

                  Nebraska

South Dakota

        Any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered.

        We do not have any legal opinions as it relates to whether we are a blind pool or blank-check company. The Securities and Exchange Commission have adopted a rule (Rule 419) which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Certain jurisdictions may have definitions that are more restrictive than Rule 419. We have been informed that the Securities and Exchange Commission has cautioned that "it will scrutinize registered offerings for attempts to create the appearance that the registrant... has a specific business plan, in an effort to avoid the application of Rule 419." Provisions of Rule 419 apply to every registration statement filed under the Securities Act of 1933, as amended, relating to an offering by a blank-check company. We have never filed a registration statement under the Securities Act of 1933, as amended.

        If we are later determined to be a so-called "blank check" company, it would be necessary for the Company to file a registration statement under the Securities Act of 1933, as amended, prior to the resale of the Common Stock, unless there exists a transactional or security exemption for such sale under the Securities Act of 1933, as amended or under Title 11 of the U.S. Code. Current shareholders and persons who desire to purchase the Common Stock in any trading market that may develop in the future, should be aware that we are under no obligation to register the shares on behalf of our shareholders under the Securities Act of 1933, as amended.

        The Company's officers, directors and majority shareholder have expressed their intentions not to engage in any transactions with respect to the Company's Common Stock except in connection with or following a business combination resulting in us no longer being defined as a blank check issuer. Any transactions in our Common Stock by said shareholders will require compliance with the registration requirements under the Securities Act of 1933, as amended.

20.  Our Common Stock will be subject to significant restriction on resale due to federal penny stock restrictions.

        The Securities and Exchange Commission has adopted rules that regulate broker or dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker or dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The penny stock rules also require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

        These disclosure requirements will have the effect of reducing the level of trading activity in any secondary market for our stock, and accordingly, shareholders of our Common Stock will find it difficult to sell their securities, if at all.

ITEM 2.       FINANCIAL INFORMATION

Selected Financial Data

 The Company was organized on March 6, 2014 and therefore no significant historical financial information exists. The Company’s statement of operations for the period from March 6, 2014 (inception) through December 31, 2014, and for the three months ended March 31, 2015, reflect the following:

  To Dec 31, 2014

3 Months to Mar. 31, 2015

Revenues

    0

0

Expenses

   258

0

Profit (Loss)

  (258)

0

Management's Discussion and Analysis of Financial Condition and Results of Operations

1) Liquidity:  The Company had no cash and no liquid instruments at December 31, 2014. It is anticipated that we will incur nominal expenses in the implementation of the business plan described herein. Because we have no cash with which to pay these anticipated expenses, the two officers and directors of the Company have agreed to pay these charges with their personal funds, as interest free loans to the Company or as capital contributions. However, this is a voluntary agreement; our two officers and directors are not contractually obligated to pay these expenses. No loans had been made as of December 31, 2014 or as of March 31, 2015.

2) Capital Resources:  As noted above, the Company has no capital resources but will rely upon interest free loans or capital contributions from our two officers and directors to meet its needs.

3) Results of Operations:  As noted above, the Company was recently organized and has conducted no operations other than organizational efforts and the preparation of this Form 10 and the audit of its financial statements.

4) Off-Balance Sheet Arrangements:  The Company has no off balance sheet arrangements.

Information about Market Risk

The Company is not subject to fluctuations in interest rates, currency exchange rates, or other financial market risks. Our two officers and directors have agreed to extend loans to the Company as needed to meet obligations, however these will be interest free. The Company has not made any sales, purchases, or commitments with foreign entities which would expose it to currency risks.

ITEM 3.       DESCRIPTION OF PROPERTY

        We presently utilize minimal office space at 6136 Mission Gorge Road, Suite 111, San Diego, California. This space is provided to the Company by our president on a rent free basis, and it is anticipated that this arrangement will remain until such time as the Company successfully consummates a merger, acquisition or other business combination. Management believes that this arrangement will meet the Company's needs for the foreseeable future.

ITEM 4.       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        (a) Security Ownership of Certain Beneficial Owners.

        The following table sets forth the security and beneficial ownership for each class of our equity securities for any person who is known to be the beneficial owner of more than five (5%) percent of the Company.

Name and

Address of

Amount of

Beneficial

Shares

Percent

Title of Class

Owner

Owned

of Class

____________________________________________________________________________

Common

Daniel Masters

2,000,000

77.22%

6136 Mission Gorge Road

Suite 111,

San Diego, California

The remaining 590,000 shares of the Company's outstanding common stock are held by 46 persons, no one of which is known to be the beneficial owner of five percent (5%) or more of the Company’s common shares. There are, as of the date hereof, a total of 2,590,000 common shares issued and outstanding and no preferred shares issued or outstanding.

        (b) Security Ownership of Management.

        The following table sets forth the ownership for each class of equity securities of the Company owned beneficially and of record by all of our directors and officers.

Name and

Address of

Amount of

Beneficial

Shares

Percent

Title of Class

Owner

Owned

of Class

______________________________________________________________________________

Common

Daniel Masters

2,000,000

77.22%

6136 Mission Gorge Road

Suite 111,

San Diego, California

Common

Howard Behling

     10,000

  0.39%

1033 B Ave. #101

Coronado, CA 92118

Common

All Officers and

2,000,000

77.61%

Directors as a Group

(two [2] individuals)

ITEM 5.        DIRECTORS AND EXECUTIVE OFFICERS

Our directors and officers (and promoters, affiliates and control persons) are as follows:

                  Name

Age

Position

                  __________________________________________________

                  Daniel Masters

 70

President/Director

     Howard Behling

 67

Secretary/Treasurer/Director

        The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

Resumes

Daniel Masters, age 70, has been President and a Director of the Company since March 2014. He is also an attorney practicing business law with an emphasis on corporate reorganizations. Before establishing his current law practice in 2002, Mr. Masters served as an independent investment banker and corporate finance consultant from 1990 to 2002. Between 1978 and 1989 he worked as an investment banker with L.F. Thompson & Co. and at Capital Technology Group; as Vice President for Finance with the Trilon Group, a private holding company with over a billion dollars in assets; and as President of Golden Gate Capital, a venture capital group. Prior to 1978 Mr. Masters held positions as a legislative aid on the staff of the U.S. Congress and as executive assistant to the President of the University of California. Mr. Masters received his Bachelor of Arts Degree (A.B.) from Harvard University and a Juris Doctorate (J.D.) from Thomas Jefferson School of Law where he served on the Editorial Board of the Law Review. Mr. Masters was initially chosen as a Director of the Company because he represented PSD in its successful bankruptcy reorganization. He has remained a Director because his experience in corporate law and business development allow him to provide valuable legal and business advice to the Company.

Howard Behling, age 68, has been Secretary, Treasurer, and a Director of the Company since June 1, 2015. Since 2005 Mr. Behling has been, and continues to be, an independent business consultant. Most of his clients have been new corporations in their early development stages. For the past three years he has been consulting with healthcare providers in Baja California on medical tourism from the United States.  From June, 2012 until January, 2014 Mr. Behling was Vice President and a Director of Nevada Health Scan, Inc., a facilitator of medical tourism from the U.S. to Mexico. From 2000 to 2005 Mr. Behling was the Chairman and later President of AmeraMex International Inc., an international heavy equipment dealer. From 1997 through 1999 he was President and director of Veritec, Inc., an electronic identification company, and from 1989 to 1997 he was President of HOMETREND, Inc., the first public real estate franchise company in the United States. Between 1972 and 1989 Mr. Behling was employed as a stockbroker, first at E. F. Hutton & Co., then at Prudential Securities, and finally at Merrill Lynch as a vice president. He earned his B.A. in Business Administration from California State University at Fullerton. Mr. Behling was chosen as a director for his experience as an officer and director of other companies.

Other Offerings

Daniel Masters is currently Secretary, Treasurer and a Director of MedBook World, Inc. MedBook World is a shell company. He is also the President, Treasurer and Director of Three Shades For Everybody, Inc., a company in the business of selling art and collectibles. It's primary asset is a collection of signed, numbered, lithographs by actor Red Skelton. Mr. Masters also serves as a Director of BullsNBears.com, Inc., a company which is developing a website for the delivery of financial information and trading simulations for investors. Howard Behling is not currently a director or officer of any other publicly traded company or SEC registrant, however he was a director and officer of Nevada Health Scan, Inc., an SEC registrant, from June 2012 until January 2014.

Conflicts of Interest

As noted above, the Company’s two officers and directors have agreed that they will pay the Company’s anticipated operating expenses with their personal funds, making interest free loans to the Company or capital contributions. To the extent they have made loans to the Company, the only opportunity which they have for repayment of these loans will be from a prospective merger or acquisition candidate. This may result in a conflict of interest as the officers may prefer a merger candidate which will repay their loans over one which will not.

Also as noted above, the Company’s President, Mr. Masters, is an officer of another company, MedBook World, seeking a merger or acquisition. Thus a potential conflict of interest exists between these companies. Mr. Masters has agreed to disclose to the Boards of both companies any discussions he may be involved in with a possible merger or acquisition candidate. Beyond that, the Company has not adopted any policy for dealing with this potential conflict of interest.

        Also as noted above, the Company’s two officers and directors have other employment, in the case of Mr. Masters as an attorney and in the case of Mr. Behling as a consultant. These other businesses are not seeking mergers or acquisitions and, consequently, there are no known potential conflicts of interest in their employment, however there is a potential conflict of interest in the time which the officers and directors devote to this Company and to their other employment. We do not currently have an agreement as to the amount of time that will be devoted to the Company’s affairs, however our two officers and directors have stated that they will devote such time as they believe necessary to seeking out potential business combination targets for the Company, and they currently expect to devote approximately five hours per week to this search after this registration statement becomes effective.

ITEM 6.       EXECUTIVE COMPENSATION.

Neither of our two officers and directors has received any compensation for services rendered to the Company since its inception, nor are there any agreements in place or contemplated to provide compensation to any officer or director.

Neither of our two directors or officers will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement the Company's business plan outlined herein and/or identify or negotiate a merger or acquisition for the Company.

We have no retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our two officers and directors, and we have no employees.

ITEM 7.      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Our President, Mr. Masters, received 2,000,000 shares of stock in exchange for his costs and services in organizing and incorporating the Company. The shares were valued at par value or $0.0001 per share. Our Secretary/Treasurer, Mr. Behling, received 10,000 shares of stock in exchange for his services. These shares were also valued at par value or $0.0001 per share. There have been no other related party transactions, or any other transactions or relationships required to be disclosed. There are no promoters except to the extent the two officers and directors may be considered promoters because of their involvement in the Company’s organization, in the case of the President, and the Company’s management, in the case of both officers and directors.

        The two officers and directors of the Company have agreed to provide the necessary funds, without interest, for the Company to comply with the 1934 Act provided that the lender is an officer and director of the Company when the obligation is incurred. All advances are interest-free and there is no contractual obligation requiring the two officers and directors to provide these funds.

ITEM 8.

LEGAL PROCEEDINGS.

        There is no litigation pending or threatened by or against the Company.

ITEM 9.       MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND

                    RELATED STOCKHOLDER MATTERS.

        (a) Market Price.

        There is no trading market for our Common Stock at present and there has been no trading market to date. We do not have a trading symbol. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. The Company intends to request a broker-dealer to make application to Finra to have the Company's securities traded on the OTC Pink market, however there is no assurance that a broker-dealer will agree to make such application or, if one does, that Finra will provide us with a symbol.

        The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

        For the initial listing in the NASDAQ SmallCap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years) of $750,000, a public float of 1,000,000 shares with a market value of $5 million. The minimum bid price must be $4.00 and there must be 3 market makers. In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

        For continued listing in the NASDAQ SmallCap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000, a public float of 500,000 shares with a market value of $1 million. The minimum bid price must be $1.00 and there must be 2 market makers. In addition, there must be 300 shareholders each holding 100 shares or more.

        Our two officers and directors intend to strongly consider undertaking a transaction with a merger or acquisition candidate that will allow the Company's securities to be traded on NASDAQ or some other national market. However, there can be no assurance that, upon a successful merger or acquisition, the Company will qualify its securities for listing on NASDAQ or some other national exchange, or, if it does, that it will be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the inability of the Company's securities to trade on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

        (b)  Holders.

        There are forty-six (46) shareholders of record of the Company's Common Stock. Forty-five (45) of these shareholders received their shares as a result of the bankruptcy of Pacific Shores Development, Inc. In that case the Bankruptcy Court for the Southern District of California ordered certain shares of the Company’s stock to be distributed to the creditors of Pacific Shores Development, Inc. The shares were distributed under an exemption from registration provided by Section 1145 of Title 11 of the U.S. Code (the Bankruptcy Code).

        (c) Dividends.

        The Company has not paid any cash dividends to date, and has no plans to do so in the immediate future.

        (d) Securities authorized for issuance under equity compensation plans.

 The Company has not authorized the issuance of any securities under any compensation plan.

ITEM 10.      RECENT SALES OF UNREGISTERED SECURITIES.

         (a) Securities issued in bankruptcy.

        580,000 shares of our common stock were distributed to 45 shareholders by order of the U.S. Bankruptcy Court for the Southern District of California as part of the confirmed Plan of Reorganization of Pacific Shores Development, Inc. (“PSD” or the “Debtor”). In 2005 PSD established BIM Homes LLC as a wholly owned subsidiary to build and sell low cost single family homes on in-fill lot sites. The real estate crash and the recession of 2008 made it impossible for PSD and for BIM Homes LLC to obtain the financing needed to carry on its projects. In 2010 PSD filed for chapter 11 bankruptcy protection. The Court ordered the incorporation of the Issuer and ordered the Issuer’s securities to be distributed to creditors of the Debtor in partial satisfaction of their claims against the Debtor and in order to enhance the creditors’ opportunity for recovery.

2,500,000 warrants to purchase shares of our common stock were also distributed to creditors of the Debtor as part of the confirmed Plan of Reorganization. The warrants consist of 500,000 “A Warrants” each convertible into one share of common stock at an exercise price of $4.00; 500,000 “B Warrants” each convertible into one share of common stock at an exercise price of $5.00; 500,000 “C Warrants” each convertible into one share of common stock at an exercise price of $6.00; 500,000 “D Warrants” each convertible into one share of common stock at an exercise price of $7.00; and 500,000 “E Warrants”

each convertible into one share of common stock at an exercise price of $8.00. All warrants are currently exercisable and may be exercised at any time prior to August 19, 2016.

The issuance of the 580,000 shares of common stock and the 2,500,000 warrants to purchase a total of 2,500,000 shares of common stock were issued in exchange for claims against the estate of PSD and were exempt from registration under the Securities Act of 1933, as amended, because they were issued under section 1145 of the Bankruptcy Code (Title 11 of the U.S. Code). In addition, we may have also relied upon section 3(a)(7) of the Securities Act of 1933 as a transaction ordered by a court as part of a bankruptcy reorganization.

         (b) Securities issued in a private placement.

On March 6, 2014 the Company issued 2,000,000 restricted shares of its common stock to its President and Director, Daniel Masters, for organizational costs and services at par value (0.0001 per share) for total consideration of $200.  On June 1, 2015 The Company issued 10,000 restricted shares of its common stock to its Secretary, Treasurer, and Director Howard Behling, also for services at par value (0.0001 per share). We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

       -  The issuance involved no underwriter, underwriting discounts or commissions;

       -  We placed restrictive legends on all certificates issued;

       -  No sales were made by general solicitation or advertising;

       -  Sales were made only to accredited investors who are Company officers.

       In connection with the above transactions, we provided the following to the investor:

       -  Access to all our books and records.

       -  Access to all material contracts and documents relating to our operations.

       -  The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

ITEM 11.      DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

        The Company's authorized capital stock consists of 100,000,000 Common Shares, par value $0.0001 per share, and 20,000,000 Preferred Shares, par value $0.0001 per share. We have no other class of equity securities authorized, and we have no debt securities presently authorized. We have 2,590,000 Common Shares issued and outstanding as of the date of this filing and no Preferred Shares issued and outstanding as of the date of this filing. We also have warrants outstanding which are convertible into an additional 2,500,000 Common Shares. The warrants are currently exercisable and may be exercised at any time prior to August 19, 2016.

All shares of our Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's Common Stock issued and outstanding are fully-paid and non-assessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefor. Our Board of Directors is authorized to issue our Preferred Stock in series and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

In addition to the 2,590,000 Common Shares which we currently have outstanding there are 2,500,000 warrants outstanding, each of which is convertible into one share of our Common Stock. These consist of 500,000 “A Warrants” each convertible in to one share of common stock at an exercise price of $4.00; 500,000 “B Warrants” each convertible in to one share of common stock at an exercise price of $5.00; 500,000 “C Warrants” each convertible in to one share of common stock at an exercise price of $6.00; 500,000 “D Warrants” each convertible in to one share of common stock at an exercise price of $7.00; and 500,000 “E Warrants” each convertible in to one share of common stock at an exercise price of $8.00. All of the warrants are currently exercisable; they will expire if unexercised on August 19, 2016 unless extended by vote of the Board of Directors. All of these warrants were issued to creditors of Pacific Shores Development, Inc. by order of the Bankruptcy Court as part of the Chapter 11 Plan of Reorganization of that corporation.  The warrants were distributed under an exemption from registration provided by Section 1145 of Title 11 of the U.S. Code (the Bankruptcy Code).

ITEM 12.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Except for acts or omissions which involve intentional misconduct, fraud or known violation of law, there shall be no personal liability of a director or officer to the Company, or to its stockholders for damages for breach of fiduciary duty as a director or officer. The Company may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful. The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought that such person is not fairly and reasonably entitled to indemnification for such expenses.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 13.      FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The Company’s audited financial statements are attached hereto.

ITEM 14.      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

              AND FINANCIAL DISCLOSURE.

There are no disagreements with the findings of our accountant.

ITEM 15.      FINANCIAL STATEMENTS AND EXHIBITS.

The Company’s audited financial statements as of December 31, 2014 are filed herewith.

Exhibit:

2.1

Plan of Reorganization

(1)

3.1

Articles of Incorporation

(1)

3.2

Bylaws

(1)

4.1

Form of “A” Warrant Agreement

(1)

4.2

Form of “B” Warrant Agreement

(1)

4.3

Form of “C” Warrant Agreement

(1)

4.4

Form of “D” Warrant Agreement

(1)

4.5

Form of “E” Warrant Agreement

(1)

23.1

Consent of PLS, CPA

Filed Herewith

23.2

Consent of PLS, CPA

Filed Herewith

(1)

Incorporated by reference to filing of the Form 10 on June 22, 2015.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange

Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 25, 2015                 BIM HOMES, INC.

                                   By: /s/ Daniel Masters

                                       _________________________________

                                       Daniel Masters

                                       President, and Director

                                   By: /s/ Howard Behling

                                       _________________________________

                                       Howard Behling

                                       Secretary, Treasurer, and Director

BIM HOMES, INC.

INDEX TO FINANCIAL STATEMENTS

CONTENTS

Report of Independent Registered Public Accounting Firm Independent Auditors' Report

Balance Sheet as of December 31, 2014

Statement of Operations for the period from March 6, 2014 (inception) through December 31, 2014

Statement of Changes in Stockholders' Equity for the period from March 6, 2014 (inception) to

December 31, 2014

Statement of Cash Flows for the period from March 6, 2014 (inception) through December 31, 2014

Notes to Financial Statements

Balance Sheet as of March 31, 2015 (unaudited) and December 31, 2014 (audited)

Statement of Operations for the three months ended March 31, 2015 (unaudited)

Statement of Cash Flows for the three months ended March 31, 2015 (unaudited)

Notes to Unaudited Financial Statements (unaudited)

PLS CPA, A PROFESSIONAL CORPORATION

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111 t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

BIM Homes, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of BIM Homes, Inc. (A Development Stage “Company”) as of December 31, 2014 and the related financial statements of operations, changes in shareholder’s equity and cash flows for the period March 6, 2014 (inception) to December 31, 2014. These financial statements are the responsibility of the Company’s management.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BIM Homes, Inc. as of December 31, 2014, and the results of its operation and its cash flows for the period from March 6, 2014 (inception) to December 31, 2014 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA__

PLS CPA, A Professional Corp.

June 3, 2015

San Diego, CA. 92111

BIM HOMES, INC.
(A Development Stage Company)
BALANCE SHEET

ASSETS
December 31, 2014

Current Assets	$ -
Total Assets	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts Payable	-
Total Liabilities	-

Stockholders' Equity
Preferred stock, $0.0001 par value, 20,000,000 shares
authorized; no shares issued or outstanding	-
Common stock, $0.0001 par value, 100,000,000 shares
authorized; 2,580,000 shares issued and outstanding
(2011 - 20,000,000 shares issued and outstanding)	-
Discount on common stock	-
as of December 31, 2014	258
Additional paid-in capital	-
Deficit accumulated during the development stage	(258)

Total stockholders' equity	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ -

The accompanying footnotes are an integral part of these financial statements

BIM HOMES, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

	For the period ended December 31, 2014	For the period from March 6, 2014 (Inception) to December 31, 2014

Revenue	$ -	$ -
Total Revenue	-	-

Expenses
General & Admin. Expenses	258	258

Total Operating Expenses	(258)	258

Net loss	$ (258)	$ (258)

Basic and Diluted Earnings Loss per Share	$ (0.000)

Weighted average shares - basic and diluted	2,580,000

The accompanying footnotes are an integral part of these financial statements

BIM HOMES, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

					Total
	Common Stock		Additional Paid	Accumulated	Stockholders'
	Shares	Amount	In Capital	deficit	Equity

Common stock issued per Court Order
at Inception, March 6, 2014	580,000	58	-	-	58
Common stock issued for services
at par value on March 6, 2014	2,000,000	200	-	-	200
Net loss in year ended December 31, 2014	-	-	-	258	(258)
Balance at December 31, 2014	2,580,000	258	-	258	-

The accompanying footnotes are an integral part of these financial statements

BIM HOMES, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

	For the Period Ended December 31, 2014	For the period from March 6, 2014 (Inception) to December 31, 2014

OPERATING ACTIVITIES
Net loss	$ (258)	$ (258)
Adjustment to reconcile net income to cash flows provided by operating activities:
Common stock issued per court order	58	58
Common stock issued for services	200	200
Changes in operating assets and liabilities
Accrued liabilities	-	-

Net cash used in operating activities	-	-

FINANCING ACTIVITIES
Proceeds of Loans	-	-
Common Stock Issuance	-	-
Discount on common stock	-	-
Net cash from financing activities	-	-

Net change in cash	-	-

Cash at beginning of period	-	-

Cash at end of period	$ -	$ -

The accompanying footnotes are an integral part of these financial statements

BIM HOMES, INC.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2014

NOTE 1. NATURE AND BACKGROUND OF BUSINESS

BIM Homes, Inc. ("the Company" or "the Issuer") was organized under the laws of the State of Delaware on March 6, 2014. The Company was established as part of the Chapter 11 reorganization of Pacific Shores Development, Inc. ("PSD"). Under PSD's Plan of Reorganization, as confirmed by the U.S. Bankruptcy Court for the Southern District of California, the Company was incorporated to: (1) receive and own the interest which PSD had in a development business which focused on the construction of low cost homes;  and (2) issue shares  of  its  common  stock  to  PSD's  general  unsecured  creditors and its administrative creditors. The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. BASIS OF PRESENTATION

The accompanying audited financial  statements have been prepared in accordance with accounting  principles  generally  accepted in the United States of America ("GAAP"),  and include all the notes required by generally  accepted  accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included.

b. LOSS PER SHARE

The Company computes net loss per share in accordance with the FASB Accounting Standards Codification ("ASC"). The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic  loss per  share  amounts  is  computed  by  dividing  the net loss by the weighted  average number of common shares  outstanding.  The equity instruments such as warrants were not included in the loss per share calculations because the inclusion would have been anti-dilutive.

c. USE OF ESTIMATES

The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent  assets and  liabilities at the date of the financial  statements and the  reported  amounts of revenues  and expenses  during the  reporting  period. Actual results could differ from those estimates.

d. CASH and CASH EQUIVALENT

For  the  Balance  Sheet  and  Statements  of  Cash  Flows,  all  highly  liquid investments  with  maturity of three  months or less are  considered  to be cash equivalents.  The Company had no cash  equivalents as of December 31, 2014.

e. INCOME TAXES

Income taxes are provided in accordance with the FASB Accounting Standards Classification.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred  tax assets  and  liabilities  are adjusted  for the  effects  of  changes  in tax  laws  and  rates on the date of enactment.

f. IMPACT OF NEW ACCOUNTING STANDARDS

The  Company  does  not  expect  the  adoption  of  recently  issued  accounting pronouncements  to  have a  significant  impact  on  the  Company's  results  of operations, financial position, or cash flow.

NOTE 3. GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently,  the Company does not have  significant  cash or other  material  assets,  nor does it have  operations  or a source  of  revenue sufficient  to cover its  operation  costs and allow it to  continue  as a going concern.  The president and vice president have committed to advancing certain operating costs of the Company.

NOTE 4. STOCKHOLDERS' EQUITY COMMON STOCK

As of December 31, 2014 the authorized share capital of the Company  consisted of 100,000,000  shares of common stock with $0.0001 par value,  and 20,000,000  shares of preferred  stock also with $0.0001 par value. No other classes of stock are authorized.

COMMON STOCK: As of December 31, 2014 there were a total of 2,580,000 common shares issued and outstanding.

The Company's first issuance of common stock, totaling  580,000 shares,  took place  on March 6, 2014  pursuant  to the  Chapter  11 Plan of  Reorganization confirmed by the U.S.  Bankruptcy Court in the matter of Pacific Shores Development, Inc. ("PSD"). The Court ordered the distribution of shares in the Company to all general unsecured creditors of PSD, with these creditors to receive their PRO RATA share (according to amount of debt held) of a pool of 80,000 shares in the Company.  The Court also ordered the distribution of shares in the Company to all administrative creditors of PSD, with these creditors to receive one share of common stock in the Company for each $0.10 of PSD's administrative debt which they held. A total of 500,000 shares were issued to PSD’s administrative creditors.

The Court also ordered the  distribution of two million fife hundred thousand warrants in the Company to all  administrative  creditors  of PSD, with these  creditors  to receive five warrants in the Company  for each $0.10 of PSD's  administrative  debt which they held. These creditors received an aggregate of 2,500,000 warrants  consisting of 500,000 "A  Warrants"  each  convertible  into one share of common stock at an exercise price of $4.00;  500,000 "B Warrants" each convertible into one share of common  stock at an exercise  price of $5.00;  500,000  "C  Warrants"  each convertible  into one  share of  common  stock at an  exercise  price of  $6.00; 500,000 "D  Warrants"  each  convertible  into one share of common stock at an exercise price of $7.00;  and 500,000 "E Warrants" each  convertible  into one share  of  common  stock  at an  exercise  price  of  $8.00.  All warrants are exercisable at any time prior to August 19, 2016. As of the date of this report, no warrants have been exercised.

Also on March 6, 2014 the Company issued a total of 2,000,000 common shares to its President and director for services at par value.

As a result of these  issuances  there  were a total  2,580,000  common  shares issued and  outstanding,  and a total of  2,500,000  warrants to acquire  common shares issued and outstanding, at December 31, 2014.

PREFERRED STOCK: The authorized share capital of the Company includes 20,000,000 shares of preferred  stock with $0.0001 par value. As of December 31, 2014 no shares of  preferred  stock  had been  issued  and no shares of  preferred  stock  were outstanding.

NOTE 5. INCOME TAXES

The Company has had no business activity and made no U.S. federal income tax provision since its inception on March 6, 2014.

NOTE 6. RELATED PARTY TRANSACTIONS

As set forth in Note 4 above, on March 6, 2014 a total of 2,000,000 common shares were issued to the Company's President for services.

The Company neither owns nor leases any real or personal property.

NOTE 7. WARRANTS

On March 6, 2014 (inception), the Company issued 2,500,000 warrants exercisable into 2,500,000 shares of the Company's common stock.  These warrants were issued per order of the U.S.  Bankruptcy Court to the administrative creditors of PSD. These creditors received an aggregate  of 2,500,000  warrants issued in the series and exercise prices as set forth above at Note 4. As of the date of this report, no warrants have been exercised.

NOTE 8. COMMITMENT AND CONTIGENTCY

There is no commitment or contingency to disclose during the period ended December 31, 2014.

NOTE 9. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through June 3, 2015 the date the financial statements were available to be issued. Except the above disclosure, the Company has determined that there is only one further event to disclose. On June 1, 2015 the Company issued 10,000 common shares to its Secretary/Treasurer and a Director for services at par value. As a result of this  issuance  there  were a total  2,590,000  common  shares issued and  outstanding at June 3, 2015.

BIM HOMES, INC.
(A Development Stage Company)
BALANCE SHEET

ASSETS	Unaudited	Audited
	March 31, 2015	December 31, 2014

Current Assets	$ -	$ -
Total Assets	$ -	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts Payable	-	-
Total Liabilities	-	-

Stockholders' Equity
Preferred stock, $0.0001 par value, 20,000,000 shares
authorized; no shares issued or outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 shares
authorized; 2,580,000 shares issued and outstanding
(2011 - 20,000,000 shares issued and outstanding)	-	-
Discount on common stock	-	-
as of December 31, 2014	258	258
Additional paid-in capital	-	-
Deficit accumulated during the development stage	(258)	(258)

Total stockholders' equity	-	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ -	$ -

The accompanying footnotes are an integral part of these financial statements

BIM HOMES, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
Unaudited

	For the period ended March 31, 2015	For the period ended March 31, 2014	For the period from March 6, 2014 (Inception) to March 31, 2015

Revenue	$ -	$ -	$ -
Total Revenue	-	-	-

Expenses
General & Admin. Expenses	-	258	258

Total Operating Expenses	-	(258)	258

Net loss	$ -	$ (258)	$ (258)

Basic and Diluted Earnings Loss per Share	$ -	$ (0.000)

Weighted average shares - basic and diluted	2,580,000	2,580,000

The accompanying footnotes are an integral part of these financial statements

BIM HOMES, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
Unaudited

	For the Period Ended March 31, 2015	For the Period Ended March 31, 2014	For the period from March 6, 2014 (Inception) to March 31, 2015

OPERATING ACTIVITIES
Net loss	$ -	$ (258)	$ (258)
Adjustments to Reconcile Net Income to Net Cash
Provided by (Used) in Operating Activities
-

Common stock issued per court order	-	58	58
Common stock issued for services	-	200	200
Changes in operating assets and liabilities
Accrued liabilities	-	-	-

Net cash used in operating activities	-	-	-

FINANCING ACTIVITIES
Proceeds of Loans	-	-	-
Common Stock Issuance	-	-	-
Discount on common stock	-	-	-
Net cash from financing activities	-	-	-

Net change in cash	-	-	-

Cash at beginning of period	-	-	-

Cash at end of period	$ -	$ -	$ -

The accompanying footnotes are an integral part of these financial statements

BIM HOMES, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

March 31, 2015

NOTE 1. NATURE AND BACKGROUND OF BUSINESS

BIM Homes, Inc. ("the Company" or "the Issuer") was organized under the laws of the State of Delaware on March 6, 2014. The Company was established as part of the Chapter 11 reorganization of Pacific Shores Development, Inc. ("PSD"). Under PSD's Plan of Reorganization, as confirmed by the U.S. Bankruptcy Court for the Southern District of California, the Company was incorporated to: (1) receive and own the interest which PSD had in a development business which focused on the construction of low cost homes;  and (2) issue shares  of  its  common  stock  to  PSD's  general  unsecured  creditors and its administrative creditors. The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. BASIS OF PRESENTATION

The accompanying unaudited financial  statements have been prepared in accordance with accounting  principles  generally  accepted in the United States of America ("GAAP"),  and include all the notes required by generally  accepted  accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included.

b. LOSS PER SHARE

The Company computes net loss per share in accordance with the FASB Accounting Standards Codification ("ASC"). The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic  loss per  share  amounts  is  computed  by  dividing  the net loss by the weighted  average number of common shares  outstanding.  The equity instruments such as warrants were not included in the loss per share calculations because the inclusion would have been anti-dilutive.

c. USE OF ESTIMATES

The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent  assets and  liabilities at the date of the financial  statements and the  reported  amounts of revenues  and expenses  during the  reporting  period. Actual results could differ from those estimates.

d. CASH and CASH EQUIVALENT

For  the  Balance  Sheet  and  Statements  of  Cash  Flows,  all  highly  liquid investments  with  maturity of three  months or less are  considered  to be cash equivalents.  The Company had no cash  equivalents as of March 31, 2015.

e. INCOME TAXES

Income taxes are provided in accordance with the FASB Accounting Standards Classification.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred  tax assets  and  liabilities  are adjusted  for the  effects  of  changes  in tax  laws  and  rates on the date of enactment.

f. IMPACT OF NEW ACCOUNTING STANDARDS

The  Company  does  not  expect  the  adoption  of  recently  issued  accounting pronouncements  to  have a  significant  impact  on  the  Company's  results  of operations, financial position, or cash flow.

NOTE 3. GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently,  the Company does not have  significant  cash or other  material  assets,  nor does it have  operations  or a source  of  revenue sufficient  to cover its  operation  costs and allow it to  continue  as a going concern.  The president and vice president have committed to advancing certain operating costs of the Company.

NOTE 4. STOCKHOLDERS' EQUITY COMMON STOCK

As of March 31, 2015 the authorized share capital of the Company  consisted of 100,000,000  shares of common stock with $0.0001 par value,  and 20,000,000  shares of preferred  stock also with $0.0001 par value. No other classes of stock are authorized.

COMMON STOCK: As of March 31, 2015 there were a total of 2,580,000 common shares issued and outstanding.

The Company's first issuance of common stock, totaling  580,000 shares,  took place  on March 6, 2014  pursuant  to the  Chapter  11 Plan of  Reorganization confirmed by the U.S.  Bankruptcy Court in the matter of Pacific Shores Development, Inc. ("PSD"). The Court ordered the distribution of shares in the Company to all general unsecured creditors of PSD, with these creditors to receive their PRO RATA share (according to amount of debt held) of a pool of 80,000 shares in the Company.  The Court also ordered the distribution of shares in the Company to all administrative creditors of PSD, with these creditors to receive one share of common stock in the Company for each $0.10 of PSD's administrative debt which they held. A total of 500,000 shares were issued to PSD’s administrative creditors.

The Court also ordered the  distribution of two million five hundred thousand warrants in the Company to all  administrative  creditors  of PSD, with these  creditors  to receive five warrants in the Company  for each $0.10 of PSD's  administrative  debt which they held. These creditors received an aggregate of 2,500,000 warrants  consisting of 500,000 "A  Warrants"  each  convertible  into one share of common stock at an exercise price of $4.00;  500,000 "B Warrants" each convertible into one share of common  stock at an exercise  price of $5.00;  500,000  "C  Warrants"  each convertible  into one  share of  common  stock at an  exercise  price of  $6.00; 500,000 "D  Warrants"  each  convertible  into one share of common stock at an exercise price of $7.00;  and 500,000 "E Warrants" each  convertible  into one share  of  common  stock  at an  exercise  price  of  $8.00.  All warrants are exercisable at any time prior to August 19, 2016. As of the date of this report, no warrants have been exercised.

Also on March 6, 2014 the Company issued a total of 2,000,000 common shares to its President and director for services at par value.

As a result of these  issuances  there  were a total  2,580,000  common  shares issued and  outstanding,  and a total of  2,500,000  warrants to acquire  common shares issued and outstanding, at March 31, 2015.

PREFERRED STOCK: The authorized share capital of the Company includes 20,000,000 shares of preferred  stock with $0.0001 par value. As of March 31, 2015 no shares of  preferred  stock  had been  issued  and no shares of  preferred  stock  were outstanding.

NOTE 5. INCOME TAXES

The Company has had no business activity and made no U.S. federal income tax provision since its inception on March 6, 2014.

NOTE 6. RELATED PARTY TRANSACTIONS

As set forth in Note 4 above, on March 6, 2014 a total of 2,000,000 common shares were issued to the Company's President for services.

The Company neither owns nor leases any real or personal property.

NOTE 7. WARRANTS

On March 6, 2014 (inception), the Company issued 2,500,000 warrants exercisable into 2,500,000 shares of the Company's common stock.  These warrants were issued per order of the U.S.  Bankruptcy Court to the administrative creditors of PSD. These creditors received an aggregate  of 2,500,000  warrants issued in the series and exercise prices as set forth above at Note 4. As of the date of this report, no warrants have been exercised.

NOTE 8. COMMITMENT AND CONTIGENTCY

There is no commitment or contingency to disclose during the period ended March 31, 2015.

NOTE 9. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through June 23, 2015 the date the financial statements were available to be issued. Except the above disclosure, the Company has determined that there is only one further event to disclose. On June 1, 2015 the Company issued 10,000 common shares to its Secretary/Treasurer and a Director for services at par value.